Exhibit 99.1

News Release

Media Contact

Susan Nelson

Dine Brands Communications

Media@IHOP.com or

Mediainquiries@dinebrands.com

IHOP Announces Leadership Transition: President Jay Johns to Retire;

Lawrence Kim Appointed as Successor

PASADENA, Calif., (September 25, 2024) – IHOP®, a leader in the family dining restaurant sector, today announced that Jay Johns will retire after 16 years at Dine Brands and nearly six years as President of IHOP. Johns will step down from his role on January 6, 2025, but will remain involved with the company in an advisory capacity until March 2025. Lawrence Kim, previously Chief Innovation Officer at YUM! Brands has been appointed President Designee effective October 21, 2024, and will assume title of IHOP President on January 6, 2025.

Since joining Dine in 2012, Johns has held various leadership roles focused on improving restaurant performance and operations. As the President of IHOP, Johns successfully navigated the challenges posed by the pandemic, helping IHOP adapt through increased off-premise dining, curbside pickup, and delivery services. He has also prioritized modernizing the brand through digital initiatives and technology, including launching its loyalty program, making IHOP more accessible to a tech-savvy guest base.

Under Johns’ guidance, IHOP has significantly expanded its menu offerings. Notable additions include the introduction of all-day breakfast and a major menu overhaul featuring items like Eggs Benedict and Gourmet Burgers. His leadership also drove operational improvements to enhance guest experience and adapt to changing consumer habits. His strategic vision has been essential in maintaining the brand’s relevance in the competitive family dining sector, driving sustained growth, and guest loyalty. His tenure as IHOP President is marked by the brand’s strengthened market position, now operating over 1,800 restaurants globally, including locations in 13 countries outside the U.S.

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“It has been an honor to lead IHOP and work alongside the hardest working team and franchisees in the industry,” said Jay Johns, IHOP President. “I am incredibly proud of what we have accomplished together, and I have every confidence that Lawrence Kim will continue to drive the brand forward with passion and vision.”

Kim brings over 20 years of leadership experience to IHOP, having held senior leadership roles in top-tier restaurant chains including YUM! Brands where he most recently served as Chief Innovation Officer, and earlier in his career at Taco Bell, Samsung, and Procter & Gamble. He has a proven track record of success and is a leader in global brand strategy, marketing, and digital innovation. At IHOP, Kim will oversee the continued expansion of the brand, with a focus on innovation, guest experience, and restaurant development growth.

“Stepping into the leadership role of this iconic brand is a true privilege,” said Lawrence Kim, IHOP President Designee. “I have cherished memories of dining at IHOP with family and friends, and I’m thrilled to join this exceptional team. Together with our dedicated franchisees, we’ll work tirelessly to ensure that IHOP continues to be an integral part of family culture for generations to come.”

ABOUT INTERNATIONAL HOUSE OF PANCAKES, LLC

For more than 65 years, IHOP has been a leader, innovator and expert in all things breakfast, lunch and dinner. The chain offers 65 different signature, fresh, made-to-order breakfast options, a wide selection of popular lunch and dinner items, including Ultimate Steakburgers, Hand Crafted Melts, Burritos & Bowls and more. IHOP restaurants offer guests an affordable, everyday dining experience with warm and friendly service. As of June 30, 2024, there are 1,811 IHOP restaurants around the world, including restaurants in all 50 states, two U.S. territories and 13 countries outside the United States. IHOP restaurants are franchised by affiliates of Pasadena, Calif.-based Dine Brands Global, Inc. (NYSE: DIN).

Forward-Looking Statements

Statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions, including the impact of inflation, particularly as it may impact our franchisees directly; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a

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limited number of franchisees; the financial health of our franchisees including any insolvency or bankruptcy; credit risks from our IHOP franchisees operating under our previous IHOP business model in which we built and equipped IHOP restaurants and then franchised them to franchisees; insufficient insurance coverage to cover potential risks associated with the ownership and operation of restaurants; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; risks of food-borne illness or food tampering; possible future impairment charges; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; delivery initiatives and use of third-party delivery vendors; our allocation of human capital and our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; natural disasters, pandemics, epidemics, or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in the Corporation’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Corporation’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

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